                                                                   Exhibit 10.16

                                  July 2, 1998



WORK International Corporation
700 Louisiana, Suite 3900
Houston, Texas 77002

Attention: Samuel R. Sacco

Gentlemen:

     The purpose of this letter is to confirm the engagement of Bollard Group, L.L.C. ("Bollard") to act as financial advisor to WORK International Corporation (together with its affiliates and subsidiaries, the "Company") in connection with potential Transactions involving the Company. For purposes hereof, a "Transaction" shall mean, whether in one or a series of transactions, the purchase or other acquisition, directly or indirectly, of all or a significant portion of the assets or securities of companies or businesses in the staffing or information technology industries (collectively, "Businesses") or any other extraordinary corporate transaction involving a Business, whether by way of a merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, negotiated purchase, leveraged buyout, minority investment or partnership, collaborative venture or otherwise.

1.   In connection with its engagement hereunder, Bollard shall:

     a. identify potential parties to a Transaction and, only if requested or approved in advance by the Company, contact such parties and/or their representatives and assist the Company in negotiations relating to a Transaction;

     b. evaluate and recommend financial and strategic alternatives with respect to a Transaction;

     c. advise the Company as to the timing, structure and pricing of a Transaction;
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WORK International Corporation
July 2, 1998
Page 2


     d. assist the Company in the preparation of confidential materials describing the Company and its operations and in the preparation and negotiation of (and, if requested, execute on behalf of the Company) any confidentiality and acquisition agreement to be entered into with a Business in connection with a Transaction; and

     e. provide such other financial advisory and investment banking services as are customary for similar transactions and as may be mutually agreed upon by the Company and Bollard.

     In connection with the services contemplated by clause (e) above, the Company hereby authorizes the negotiation and execution by Bollard on behalf of the Company of confidentiality agreements to be entered into by third parties in connection with a Transaction and the use of the confidential memorandum or other data furnished to Bollard by the Company for distribution to potential parties to a Transaction. Bollard further agrees that it will not contact any potential parties to enter into a Transaction without the request by or prior approval of the Company.

2. As compensation for Bollard's services hereunder, the Company hereby agrees to pay Bollard a transaction fee to be determined in accordance with Schedule A hereto, payable in cash promptly upon consummation of a Transaction if, during the term of this agreement or within 12 months thereafter, a Transaction is consummated or a definitive agreement is entered into with one or more parties identified to the Company by Bollard that subsequently results in a Transaction. Bollard agrees that no such fee will be paid to Bollard under this agreement regarding a Transaction completed by the Company with any of the parties set forth on Schedule B hereto. Bollard and the Company further agree that Bollard has been requested to provide services under this agreement with respect to potential Transactions with the companies listed on Schedule C. In addition, if the Company consummates any Transaction pursuant to which the Company owes a fee to Bollard under this Section 2, Bollard agrees that the Company will not be responsible for any fees or commissions payable to other brokers or agents arising out of such a Transaction, it being expressly understood that any such fees or commissions will be paid by the owners of the entity being sold to the Company or by Bollard.

3.   Regardless of whether a Transaction occurs, the Company hereby agrees to
     (i) pay Bollard a fee of $10,000 per month during the term hereof, which will be paid on the first day of the month, and (ii) reimburse Bollard promptly for its travel and other reasonable out-of-pocket expenses incurred by Bollard in performing its services hereunder; provided, that such
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WORK International
July 2, 1998
Page 3


     expenses will not exceed $10,000 per month without the prior approval of the Company. This monthly fee and all expenses paid by the Company pursuant to this Section 3 will be considered as a credit against any fee payable to Bollard under Section 2 above.

4. The term of Bollard's engagement as financial advisor to the Company shall commence on the date of the completion of the Company's initial public offering and continue until 24 months after the date thereof, unless extended by mutual written consent.

5. The Company agrees to indemnify Bollard and related persons in accordance with the indemnification letter attached hereto as Schedule D, the provisions of which are incorporated herein in their entirety.

6. The Company recognizes and confirms that Bollard in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that Bollard does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to Bollard by or on behalf of the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by Bollard or its representatives in connection with this engagement is for the confidential use of the Company's Board of Directors only in its evaluation of a Transaction and, except as otherwise required by law, the Company will not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without prior written consent.

7. Bollard may, at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder.

8. This Agreement is conditional upon, and shall be effective only upon the completion of, an underwritten initial public offering of the Company's Common Stock.

9. This agreement (a) shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, (b) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto, (c) may not be amended or modified except in a writing executed
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WORK International
July 2, 1998
Page 4



     by the Company and Bollard, and (d) shall be binding upon and inure to the benefit of the Company, Bollard, the other Indemnified Parties specified in Schedule D hereto and their respective successors and assigns. The Company and Bollard agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of any actual or proposed Transaction or the engagement of or performance by Bollard hereunder. The Company acknowledges that Bollard in connection with its engagement hereunder is acting as an independent contractor with duties owing solely to the Company and that nothing in this agreement is intended to confer upon any other person any rights or remedies hereunder or by reason hereof.

     This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

                              Very truly yours,

                              BOLLARD GROUP, L.L.C.



                              By:
                                 -------------------------------
                                    Gary D. Schwing, Manager



Accepted and agreed to as of the
date set forth above:

WORK INTERNATIONAL CORPORATION


By:
   ------------------------------
     Samuel R. Sacco,
     Chairman of the Board

                                   SCHEDULE A

                            TRANSACTION FEE SCHEDULE


The Transaction Fee shall be calculated as follows:

             TRANSACTION VALUE                                        FEE
Up to $1.0 million                             $50,000$
Over $1.0 million and up to $2.0 million       $50,000 plus 4% of amount over $1.0 million
Over $2.0 million and up to $3.0 million       $90,000 plus 3% of amount over $2.0 million
Over $3.0 million and up to $50.0 million      $120,000 plus 2% of amount over $3.0 million
Over $50 million                               $1,060,000 plus 1.5% of amount over $50.0 million

"Transaction Value" shall mean the total proceeds and other consideration paid or received or to be paid or received in connection with a Transaction (which consideration shall be deemed to include amounts in escrow), including, without limitation: (i) cash; (ii) notes, securities and other property; (iii) liabilities, including all debt, pension liabilities and guarantees, assumed;
(iv) payments made in installments; (v) amounts payable under consulting agreements, agreements not to compete or similar arrangements (including such payments to management); (vi) contingent payments (whether or not related to future earnings or operations); and (vii) if the Transaction involves the disposition of assets, the net value of current assets not sold. For purposes of computing any fees payable to Bollard hereunder, non-cash consideration shall be valued as follows: (x) publicly traded securities shall be valued at the average of their closing prices (as reported in The Wall Street Journal) for the five trading days prior to the closing of the Transaction and (y) any other non-cash consideration shall be valued at the fair market value thereof as determined in good faith by the Company and Bollard.

                                      A-1
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                                   SCHEDULE B



                                     Parian

                                      DCI

                                     Select

                                    Keybase

                                    Pyramid

                                      Myta

                                      RSI

                                    Whitaker

                                      Peak

                                  Gary Nelson

                                     Sharp

                                 Abigail Abbott

                                      JFC

                              The Reserves Network

                                   SCHEDULE C



                              U.S. Legal Services

                             Solution Technologies

                                    Eliasson

                                      JBS

                                      TRS

                                   SCHEDULE D

                                INDEMNIFICATION


Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that Bollard's role is advisory, the Company agrees to indemnify and hold harmless Bollard, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of Bollard hereunder, and will promptly reimburse the Indemnified Parties for all reasonable expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of Bollard hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of Bollard, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not Bollard or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Bollard and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand and Bollard on the other, in connection with the Matters to which such indemnification or reimbursement relates or , if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to Bollard with respect to Bollard's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or it stockholders pursuant to the Matters (whether or not consummated) for which Bollard is engaged to render financial advisory services bears to (ii) the fees paid to Bollard in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by Bollard pursuant to such engagement (excluding amounts received by Bollard as reimbursement of expenses).

                                      D-1


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The Company further agrees that no Indemnified Party shall have any liability
(whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Bollard's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or Bollard's engagement and (iv) whether or not Bollard shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

                                      D-2